Exhibit 24

Confirming Statement

The undersigned, Harry Travis, hereby irrevocably appoints Michelle M. Molin as Secretary of
Arcadia Resources, Inc. to file a Form 4 with the Securities Exchange Commission indicating that he is no longer a "Reporting Person" pursuant to Section 16(a) of the Securities Exchange Act of
1934, as amended.

/s/ Harry Travis
Harry Travis